Exhibit 99.1

FOR RELEASE:	December 21, 2011
Lisa F. Campbell, Executive Vice President
Chief Operating Officer and Chief Financial Officer
Office: (910) 892-7080 Cell: (910) 591-9086 lisac@newcenturybanknc.com

NEW CENTURY BANCORP ANNOUNCES AGREEMENT TO SELL

TWO NEW CENTURY BANK BRANCHES TO LUMBEE GUARANTY BANK

Pembroke and Raeford offices of New Century Bank to be acquired by Lumbee Guaranty Bank.

DUNN, N.C. - New Century Bancorp (NASDAQ - NCBC), the parent company of New Century Bank, and Lumbee Guaranty Bank, Pembroke, NC, jointly announced today that New Century Bank has entered into a definitive agreement to sell two of its branches to Lumbee Guaranty Bank. Terms of the agreement provide for Lumbee Guaranty Bank to acquire all the real property, equipment, and other selected assets associated with New Century Bank’s Pembroke and Raeford branches, both located in North Carolina. Lumbee Guaranty Bank also agreed to assume all of the deposits associated with the two branches. New Century Bank will retain substantially all loans associated with the two branches.

On the announcement, William L. Hedgepeth II, president and CEO of New Century Bancorp and New Century Bank, said, “Both of these offices became part of New Century Bank when we acquired Progressive State Bank in July 2006. While selling them was a difficult decision, it also was a strategic one for New Century. We firmly believe these customers will be well-served by their new financial partner, Lumbee Guaranty.”

Lumbee Guaranty President and CEO Larry R. Chavis commented on the acquisition of the two offices, “We welcome the opportunity to serve these new customers, to expand our presence in Pembroke to two offices, and to establish a presence in the Raeford/Hoke County market. Lumbee Guaranty was founded in 1971, and since that time has grown to 12 full-service branches and to total assets of $285 million.”

The transaction is subject to state and federal bank regulatory approvals and other customary closing conditions and is expected to close during the first quarter of 2012. New Century Bancorp, a $616.6 million in total assets company as of September 30, 2011, was advised by Janney Montgomery Scott LLC on this transaction.

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About New Century Bancorp

New Century Bancorp, the holding company for New Century Bank, is headquartered in Dunn, NC and has branch offices in these North Carolina communities: Dunn, Clinton, Fayetteville, Goldsboro, Lillington, Lumberton, Pembroke, Raeford, and a loan production office in Greenville. New Century Bancorp’s common stock is traded on the NASDAQ Global Market under the symbol “NCBC.” New Century Bancorp’s website is newcenturybanknc.com.

About Lumbee Guaranty Bank

Lumbee Guaranty Bank is a North Carolina-chartered community bank headquartered in Pembroke, NC, and has branches in Lumberton (3 offices), St. Pauls, Maxton, Fairmont, Rowland, Red Springs, Fayetteville (2 offices) and Hope Mills, all in North Carolina. Lumbee Guaranty Bank’s website is lumbeeguarantybank.com.

Caution About Forward-Looking Statements

This press release contains statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of each company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of customers, actions of government regulators, the level of market interest rates, and general economic conditions. Additional information about the factors that could affect the matters discussed in this paragraph is contained in New Century Bancorp’s filings with the Securities and Exchange Commission, including their periodic reports under the Securities Exchange Act of 1934.